UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

May 24, 2011 (March 20, 2011)

GASCO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32369	98-0204105
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Inverness Drive East, Suite 100

Englewood, Colorado 80112

(Address of principal executive office)

(Registrant’s telephone number, including area code): (303) 483-0044

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 20, 2011, the Board of Directors (the “Board”) of Gasco Energy, Inc., a Nevada corporation (the “Company”), began to receive a series of communications from a lawyer for two of the Company’s directors, Marc A. Bruner and Carmen J. Lotito, who had just learned that certain members of the Board believed that Mr. Lotito and Mr. Bruner should not be nominated for new terms as directors.  The Company subsequently received a series of e-mails directly from Mr. Lotito.  The March 20, 2011 letter made a number of assertions that Charles B. Crowell, Chairman of the Board, had breached his fiduciary duties to the Company, including an allegation that Mr. Crowell, with the aid and support of Board members John A. Schmit and Richard S. Langdon, had, in retaliation for alleged criticisms of Mr. Crowell, persuaded the other Board members to agree not to renominate Messrs. Bruner and Lotito to the Board.  The subsequent letters and e-mails alleged certain deficiencies in the Company’s internal control over financial reporting relating to the accounting for certain undeveloped leases in Nevada and that the Company had failed to correctly account for those undeveloped leases, rendering the Company’s financial statements for the quarter ended September 30, 2010 and the year ended December 31, 2010 incorrect.

Although the six directors other than Mr. Bruner and Mr. Lotito believe that all of the allegations are utterly without merit, in response to the March 20, 2011 letter, the Board created a special committee of the Board (the “Special Committee”) to investigate the allegations in the March 20, 2011 letter and to determine what, if anything, should be done.  On March 23, 2011, the Board established the Special Committee to review, consider, evaluate, and investigate the allegations set forth in the March 20, 2011 letter, to make a determination on behalf of the Board as to the course of action, if any, to be taken in response to the March 20, 2011 letter and to further consider whether the actions of any directors may rise to the level of misconduct or a breach of fiduciary duty warranting action by the Board.  The Special Committee is comprised of R.J. Burgess (Chairman), S. Dean Furbush and Mr. Schmit.  On March 29, 2011, the Special Committee voted to retain the law firm of Alston + Bird LLP to serve as independent outside counsel in connection with its delegated responsibilities.  The Special Committee executed a formal engagement letter with Alston + Bird LLP on March 30, 2011.  Alston + Bird LLP subsequently conducted the investigation including obtaining and reviewing documents, conducting various interviews and communicating with the Company’s auditors.

In addition, the Audit Committee of the Board considered the allegations made with respect to the Company’s financial statements and internal control over financial reporting, in each case relating to the undeveloped Nevada leases.

The Special Committee has determined that there is no evidence to support the allegations in the March 20, 2011 letter, that those allegations are thus without merit, and that no action should be taken by the Company.  In reaching its conclusions that the allegations in the March 20, 2011 letter are without merit, the Special Committee considered the following conclusions of the Audit Committee in response to the allegations made with respect to the Company’s financial statements and internal control over financial reporting, in each case relating to the undeveloped Nevada leases.

The Audit Committee has also completed its review of the allegations made with respect to the Company’s financial statements and internal control over financial reporting, in each case relating to the undeveloped Nevada leases, and has determined that no further action is necessary.  In connection with the Audit Committee’s review, the Company shared all of the foregoing correspondence and findings with the Audit Committee and the Company’s outside auditors, KPMG, and allowed Mr. Lotito to address KPMG and the Audit Committee.

The Board and the Special Committee continue to receive correspondence from Mr. Lotito and his lawyer reiterating their previous allegations and challenging the process of the Special Committee’s investigation.  Because this recent correspondence has not included any new material information not previously considered, the Board and the Special Committee believe that no further action is necessary.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits: Not applicable.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

Some of the information in this Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical facts included in this report, including, without limitation, statements regarding the Company’s future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements.  These statements express, or are based on, the Company’s expectations about future events. Forward-looking statements give the Company’s current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward looking terminology such as “may,” “will,” “expect,” “intend,” “project,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or similar terminology.

Although any forward-looking statements contained in this Current Report on Form 8-K or otherwise expressed by or on behalf of the Company are, to the knowledge and in the judgment of the officers and directors of the Company, believed to be reasonable, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken. Forward-looking statements involve and can be affected by inaccurate assumptions or by known and unknown risks and uncertainties which may cause the Company’s actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result. Important factors that could cause actual results to differ materially from expected results include, but are not limited to, those discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 under Part I, “Item 1A— Risk Factors” and elsewhere in that report, and the Company’s other reports and registration statements filed from time to time with the SEC.

The following are among the important factors that could cause future results to differ materially from any projected, forecasted, estimated or budgeted amounts that the Company has discussed in this report and in its other reports and registration statements filed from time to time with the SEC:

•                  fluctuations in natural gas and oil prices;

•                  pipeline constraints;

•                  overall demand for natural gas and oil in the United States;

•                  changes in general economic conditions in the United States;

•                  the Company’s ability to manage interest rate and commodity price exposure;

•                  changes in the Company’s borrowing arrangements;

•                  the Company’s ability to generate sufficient cash flow to operate;

•                  the condition of credit and capital markets in the United States;

•                  the amount, nature and timing of capital expenditures;

•                  drilling of wells;

•                  acquisition and development of oil and gas properties;

•                  operating hazards inherent to the natural gas and oil business;

•                  timing and amount of future production of natural gas and oil;

•                  operating costs and other expenses;

•                  cash flow and anticipated liquidity;

•                  future operating results;

•                  marketing of oil and natural gas;

•                  competition and regulation; and

•                  plans, objectives and expectations.

Any of these factors could cause the Company’s actual results to differ materially from the results implied by these or any other forward-looking statements made by the Company or on its behalf. There can be no assurance that the Company’s future results will meet its expectations. When you consider these forward-looking statements, you should keep in mind these factors. All subsequent written and oral forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by these factors.  The Company’s forward-looking statements speak only as of the date made. The Company assumes no duty to update or revise its forward-looking statements based on changes in internal estimates or expectations or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Gasco Energy, Inc.

Date: May 24, 2011	By:	/s/ W. King Grant
Name: W. King Grant
Title: Chief Executive Officer and President